UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2004

FORD MOTOR COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of Principal Executive Offices)	(Zip Code)

(313) 322-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 2.02 Results of Operations and Financial Condition.

     Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated October 19, 2004 and supplemental financial information concerning third quarter 2004 financial results, furnished as Exhibits 99.1 through 99.9 to this report.

     Ford will conduct two conference calls on October 19, 2004 to review third quarter 2004 financial results. Don Leclair, Ford’s Group Vice President and Chief Financial Officer, hosts a conference call with the investment community and the news media beginning at 9:00 a.m. to review third quarter 2004 financial results. Investors may access this conference call by dialing 800-599-9795 (or 617-786-2905 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings Call”.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, David Cosper, Ford Motor Credit Company’s Vice Chairman, Chief Financial Officer and Treasurer, and Jim Gouin, Ford’s Vice President and Controller will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors may access this conference call by dialing 800-599-9795 (or 617-786-2905 if dialing from outside the United States). The passcode for either telephone number is a verbal response of “Ford Fixed Income”.

     A listen-only webcast, and supporting presentation materials for each call, will be available on the Internet at www.shareholder.ford.com. Investors may also access replays of the calls by visiting www.shareholder.ford.com, or by dialing 888-286-8010 (617-801-6888 if dialing from outside the United States) through October 26. The passcode for replay of the 9:00 a.m. call is 29481628; the passcode for replay of the 11:00 a.m. call is 55865600. All times referenced above are in Eastern Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures include the following: operating-related cash flow for Ford’s Automotive sector, financial results that exclude special items, and managed leverage and credit loss ratios for our subsidiary, Ford Motor Credit Company (“Ford Motor Credit”). Each of these non-GAAP financial measures is discussed below, along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), and the reason we believe the presentation of each non-GAAP financial measure provides useful information to investors.

     Operating-Related Cash Flow. The exhibits hereto discuss operating-related cash flow before contributions to trusts (funding pension and health care obligations) and before tax refunds for the third quarter and for the first nine months of 2004. The exhibits also include a milestone for operating-related cash flow for 2004. The exhibits hereto indicate that our Automotive sector had negative operating-related cash flow before contributions and tax refunds for the third quarter of negative $2.9 billion, and for the first nine months of 2004 of negative $0.5 billion. The most directly comparable financial measure calculated and presented in accordance with GAAP is Cash Flow from Operating Activities before Securities Trading for our Automotive sector. Slide 17 and the Appendix (pages 13 and 14) to Exhibit 99.8 combine to provide a reconciliation of non-GAAP operating-related cash flow to Cash Flow from

Operating Activities before Securities Trading. Cash Flow from Operating Activities before Securities Trading for our Automotive sector was a negative $2.2 billion for the third quarter of 2004, and a positive $1.4 billion for the first nine months of 2004. We believe that the non-GAAP measure of operating-related cash flow before contributions and tax refunds is useful to investors because it includes cash flow elements not included in the GAAP measure of Cash Flow from Operating Activities before Securities Trading for our Automotive sector which we consider to be related to operating activities (for example, capital spending). Consequently, operating-related cash flow provides investors with a more relevant measure of the cash generated by Ford’s Automotive operations than the GAAP measure of Cash Flow from Operating Activities before Securities Trading.

     Financial Results Excluding Special Items.The exhibits hereto also discuss pre-tax profits for the third quarter and first nine months of 2004, excluding special items for Ford’s Automotive sector and each of the primary operating segments and business units within the Automotive sector. The most directly comparable financial measure calculated and presented in accordance with GAAP is pre-tax profits including special items. Ford believes that pre-tax profits excluding special items is a useful measure to provide investors, because it excludes those items that Ford does not consider to be indicative of earnings from ongoing operating activities. As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations. Slide 3 to Exhibit 99.8 includes a list of the special items and their impact on third quarter 2004 results. The Appendix (page 4) demonstrates the impact of special items on results for the first nine months of 2004. Additionally, the table below sets forth pre-tax profits for our Automotive sector for each of the operating segments and business units within our Automotive sector, and for our Financial Services sector (both including and excluding special items) for the third quarter of 2004.

     Managed Leverage. The exhibits hereto also discuss Ford Motor Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to the non-GAAP managed leverage financial measure. The appendices to the exhibits hereto contain a reconciliation of Ford Motor Credit’s non-GAAP managed leverage measure to its financial statement leverage. The appendices indicate that Ford Motor Credit’s financial statement and managed leverage at September 30, 2004 were 11.8 and 13.2 to 1, respectively. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Motor Credit’s financial statement leverage, is useful to investors because it reflects the way Ford Motor Credit manages its business. Ford Motor Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, Ford Motor Credit considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as on a financial statement basis. As a result, the managed leverage measure provides investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Motor Credit adds the total amount of receivables sold in off-balance sheet securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Motor Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates, because Ford Motor Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. Exhibit 99.9 discusses Ford Motor Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. Exhibit 99.9 indicates that Ford Motor Credit’s total on-balance sheet credit loss ratio was 1.13% (including credit losses on reacquired receivables) and was 1.07% (excluding credit losses on reacquired receivables) for the third quarter of 2004. Exhibit 99.9 further indicates that Ford Motor Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease business was 1.47% (including credit losses on reacquired receivables) and was 1.36% (excluding credit losses on reacquired receivables) for the third quarter of 2004. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Motor Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Motor Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables. Ford believes that the use of the non-GAAP on-balance sheet credit loss ratio is useful to investors because it provides a more complete representation of actual on-balance sheet credit loss experience.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Furnishing

Exhibit 99.1	News Release dated October 19, 2004	Furnished with this Report

Exhibit 99.2	Sector Statement of Income	Furnished with this Report

Exhibit 99.3	Consolidated Statement of Income	Furnished with this Report

Exhibit 99.4	Sector Balance Sheet	Furnished with this Report

Exhibit 99.5	Consolidated Balance Sheet	Furnished with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Furnished with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Furnished with this Report

Exhibit 99.8	Investment Community Presentation	Furnished with this Report

Exhibit 99.9	Fixed Income Presentation	Furnished with this Report

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)
Date: October 19, 2004	By:	/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated October 19, 2004

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investment Community Presentation

Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

NEWS

Contact:	Media:	Investment Community:	Shareholder Inquiries:	Media Information Center:
	Glenn Ray	Equity: Raj Modi	1.800.555.5259 or	1.800.665.1515 or
	1.313.594.4410	1.313.323.8221	1.313.845.8540	1.313.621.0504
Fixed Income:
Dan Gardetto
1.313.621.0881
	gray2@ford.com	fordir@ford.com	stockinf@ford.com	media@ford.com

IMMEDIATE RELEASE

FORD ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

•	Net income of 15 cents per share, or $266 million.

•	Earnings from continuing operations of 28 cents per share, excluding special items.

•	Financial Services sector pre-tax profit of $1.4 billion, up $394 million from a year ago.

•	Full-year earnings guidance increases to a range of $2.00 to $2.05 per share from continuing operations, excluding special items.

DEARBORN, Mich., Oct. 19 — Ford Motor Company [NYSE: F] today reported net income of 15 cents per share, or $266 million, for the third quarter of 2004. This compares with a net loss of 1 cent per share, or $25 million, in the third quarter of 2003.

Ford’s third-quarter earnings from continuing operations, excluding special items, were 28 cents per share, or $537 million.

Ford’s total sales and revenue in the third quarter rose to $39 billion from $36.7 billion in the year-ago period.

    Go to http://media.ford.com for news releases and high-resolution photographs.

“I’m very proud of what our team has accomplished,” said Bill Ford, chairman and chief executive officer. “We’ve made solid progress in the last two and a half years and we’re building momentum. We’re not going to let up on our efforts to raise our quality, lower our costs, or improve on the fundamentals of our business, and we’ll continue the biggest product roll-out in our company’s history.”

New Ford Motor Company products now on the road around the world include the all-new Ford Mustang, Ford GT, Ford Five Hundred, Ford Freestyle, and the redesigned F-Series Super Duty; the all-new Mercury Montego and Mercury Mariner; the all-new Ford Escape Hybrid — the world’s only hybrid SUV; the redesigned Ford Focus in Europe and Asia; the Land Rover LR3; the Volvo S40 and V50; and the long wheelbase Jaguar XJ. These new products are part of an unprecedented roll-out of new vehicles that will continue in 2005.

AUTOMOTIVE SECTOR
 On a pre-tax basis, excluding special items of $64 million, worldwide automotive losses in the third quarter were $609 million, a deterioration of $61 million from the same period a year ago. The special items included a $23 million charge for restructuring at Jaguar, and $41 million in North America related to the revaluation of Ford’s investment in Ballard Power Systems [NASDAQ: BLDP; TSX: BLD], a leading fuel cell manufacturer.

Worldwide automotive sales for the third quarter rose to $32.8 billion from $30.2 billion in the same period last year. Worldwide vehicle-unit sales in the quarter were 1,508,000, up from 1,423,000 a year ago.

Automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets on September 30, 2004 were $23.4 billion, down from $26.9 billion at the end of the second quarter, reflecting seasonal changes in operating cash flow, as well as additional funding of retiree health care liabilities.

    Go to http://media.ford.com for news releases and high-resolution photographs.

THE AMERICAS
 For the third quarter, the Americas reported a pre-tax loss of $422 million, excluding special items, down $288 million from the $134 million loss in the same period a year ago.

North America: In the third quarter, Ford’s North America automotive operations reported a loss of $481 million, excluding special items, down $373 million from a year ago. The decrease primarily reflected unfavorable currency exchange rates and lower production volumes. Sales were $18.1 billion, up from $17.9 billion in the same period a year ago.

South America: Ford’s South America operations reported a third-quarter pre-tax profit of $59 million, an $85 million improvement from the 2003 third quarter. The improvement primarily reflected higher volume and pricing, partially offset by higher material costs. Sales improved to $784 million from $489 million in the same period a year ago.

FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)
 The 2004 third-quarter combined pre-tax loss for Ford Europe and PAG was $204 million, excluding special items, compared with a loss of $424 million for the year-ago period, a year-over-year improvement of $220 million.

Ford Europe: Ford Europe’s third quarter pre-tax loss was $33 million, compared with a pre-tax loss of $400 million, excluding special items, during the 2003 period. The improvement of $367 million primarily reflected higher sales volume and improved cost performance. Ford Europe’s sales in the third quarter increased to $5.9 billion, compared with $4.6 billion during the third quarter of 2003.

Premier Automotive Group: PAG reported a pre-tax loss of $171 million for the third quarter, excluding special items, compared with a pre-tax loss of $24 million for the third quarter of 2003. The decline in results primarily reflected vehicle launch costs, particularly at Land Rover, and unfavorable currency exchange rates. Third-quarter sales for PAG were $6.1 billion, compared with $5.6 billion a year ago.

    Go to http://media.ford.com for news releases and high-resolution photographs.

FORD ASIA-PACIFIC/AFRICA AND MAZDA
 The 2004 third-quarter combined pre-tax profit for Ford Asia-Pacific/Africa and Mazda was $48 million, compared with $8 million for the year-ago period, a year-over-year improvement of $40 million.

Ford Asia-Pacific/Africa: For the third quarter of 2004, Ford Asia-Pacific/Africa reported a pre-tax profit of $35 million, an improvement of $32 million from the same period a year ago. The improvement primarily reflected favorable currency exchange rates. Sales rose to $1.9 billion, compared with $1.6 billion during the third quarter of 2003.

Mazda: During the third quarter of 2004, Ford’s share of the pre-tax profit of Mazda and associated operations was $13 million, compared with $5 million a year ago.

FORD MOTOR CREDIT COMPANY

Ford Motor Credit Company reported net income of $734 million in the third quarter of 2004, up $230 million from $504 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $1.2 billion in the third quarter, compared with $808 million in the previous year. The increase in earnings primarily reflected improved credit loss performance and leasing results.

HERTZ
 Hertz reported a pre-tax profit of $249 million in the third quarter compared with a $186 million profit during the same period a year ago. The improvement primarily reflected higher rental car volume in the leisure and commercial segments, and higher profit from the disposal of used vehicles and equipment. The improvements were partially offset by lower pricing in car rental markets, due to the highly competitive environment, as well as higher costs.

    Go to http://media.ford.com for news releases and high-resolution photographs.

OUTLOOK
 “Overall, we had a good third quarter,” said Don Leclair, group vice president and chief financial officer. “We are on track to deliver this year’s milestone of $1 billion in automotive pre-tax profits, excluding special items. Our results show continued strong performance in Financial Services and continuing improvement in North American revenue, even though the market remains difficult. New products in the fourth quarter should improve our U.S. market share, and we’re making good progress in Europe. In addition, South America, Asia-Pacific/Africa, and Mazda were all profitable.”

As a result, Ford increased its 2004 full-year earnings guidance to a range of $2.00 to $2.05 per share from continuing operations, excluding special items. The increase from prior guidance of $1.90 to $2.00 per share primarily reflects the strong performance of the company’s Financial Services sector. Special items, which are presently estimated to reduce full-year earnings by 13 cents per share, are expected to consist primarily of the restructuring and revaluation of the company’s investment in Ballard, and restructuring actions at Jaguar and Ford Europe.

Investors and news media can hear Don Leclair review Ford’s third-quarter financial results via conference call at 800-599-9795 (617-786-2905 for international dial-in) with a verbal passcode of “Ford Earnings Call” or on the Internet at www.shareholder.ford.com. Supporting presentation material will be available the same internet address. The presentation will begin at 9:00 a.m. ET, October 19.

Representatives of the investment community and news media participating by teleconference will have an opportunity to ask questions following Leclair’s presentation.

Replays of the call will be available through October 26, by dialing 888-286-8010 with passcode 29481628. The international access number for the replay is 617-801-6888 with the same passcode as above. Replays also are available at www.shareholder.ford.com.

    Go to http://media.ford.com for news releases and high-resolution photographs.

Treasurer Malcolm Macdonald, Controller Jim Gouin, and Ford Motor Credit Company CFO and Vice Chairman Dave Cosper will host a conference call for fixed income analysts at 11 a.m. ET on Tuesday, October 19. The dial-in number for the call is 800-599-9795. (International dial-in is 617-786-2905.) The passcode for both numbers is a verbal response of “Ford Fixed Income.”

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 326,000 employees worldwide, the company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and Hertz.

- # # # -

SAFE HARBOR
 Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;

•	work stoppages at Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	changes in interest rates;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in any significant market;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	credit rating downgrades;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

    Go to http://media.ford.com for news releases and high-resolution photographs.

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended September 30, 2004 and 2003
(in millions, except per share amounts)

	Third Quarter		Nine Months
	2004	2003	2004	2003
	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$32,798	$30,243	$108,262	$98,453
Costs and expenses
Cost of sales	30,957	28,381	98,637	91,059
Selling, administrative and other expenses	2,557	2,514	8,132	7,261

Total costs and expenses	33,514	30,895	106,769	98,320

Operating income/(loss)	(716)	(652)	1,493	133

Interest expense	397	362	1,094	878

Interest income and other non-operating income/(expense), net	383	455	508	781
Equity in net income/(loss) of affiliated companies	57	(45)	197	48

Income/(loss) before income taxes — Automotive	(673)	(604)	1,104	84

FINANCIAL SERVICES
Revenues	6,198	6,499	18,128	19,595
Costs and expenses
Interest expense	1,470	1,552	4,342	4,794
Depreciation	1,570	2,072	4,962	6,880
Operating and other expenses	1,394	1,315	3,865	3,696
Provision for credit and insurance losses	339	529	892	1,801

Total costs and expenses	4,773	5,468	14,061	17,171

Income/(loss) before income taxes — Financial Services	1,425	1,031	4,067	2,424

TOTAL COMPANY
Income/(loss) before income taxes	752	427	5,171	2,508
Provision for/(benefit from) income taxes	210	140	1,317	679

Income/(loss) before minority interests	542	287	3,854	1,829
Minority interests in net income/(loss) of subsidiaries	62	45	219	245

Income/(loss) from continuing operations	480	242	3,635	1,584
Income/(loss) from discontinued/held-for-sale operations	(214)	(3)	(252)	(32)
Cumulative effect of change in accounting principle	—	(264)	—	(264)

Net income/(loss)	$266	$(25)	$3,383	$1,288

Average number of shares of Common and Class B Stock outstanding	1,829	1,831	1,831	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.26	$0.13	$1.99	$0.87
Income/(loss) from discontinued/held-for-sale operations	(0.11)	—	(0.14)	(0.02)
Cumulative effect of change in accounting principle	—	(0.14)	—	(0.15)

Net income/(loss)	$0.15	$(0.01)	$1.85	$0.70

Diluted income/(loss)
Income/(loss) from continuing operations	$0.25	$0.13	$1.78	$0.82
Income/(loss) from discontinued/held-for-sale operations	(0.10)	—	(0.12)	(0.01)
Cumulative effect of change in accounting principle	—	(0.14)	—	(0.13)

Net income/(loss)	$0.15	$(0.01)	$1.66	$0.68

Cash dividends	$0.10	$0.10	$0.30	$0.30

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2004 and 2003
(in millions, except per share amounts)

	Third Quarter		Nine Months
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$32,798	$30,243	$108,262	$98,453
Financial Services revenues	6,198	6,499	18,128	19,595

Total sales and revenues	38,996	36,742	126,390	118,048
Costs and expenses
Cost of sales	30,957	28,381	98,637	91,059
Selling, administrative and other expenses	5,521	5,901	16,959	17,837
Interest expense	1,867	1,914	5,436	5,672
Provision for credit and insurance losses	339	529	892	1,801

Total costs and expenses	38,684	36,725	121,924	116,369
Automotive interest income and other non-operating income/(expense), net	383	455	508	781
Automotive equity in net income/(loss) of affiliated companies	57	(45)	197	48

Income/(loss) before income taxes	752	427	5,171	2,508
Provision for/(benefit from) income taxes	210	140	1,317	679

Income/(loss) before minority interests	542	287	3,854	1,829
Minority interests in net income/(loss) of subsidiaries	62	45	219	245

Income/(loss) from continuing operations	480	242	3,635	1,584
Income/(loss) from discontinued/held-for-sale operations	(214)	(3)	(252)	(32)
Cumulative effect of change in accounting principle	—	(264)	—	(264)

Net income/(loss)	$266	$(25)	$3,383	$1,288

Average number of shares of Common and Class B Stock outstanding	1,829	1,831	1,831	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.26	$0.13	$1.99	$0.87
Income/(loss) from discontinued/held-for-sale operations	(0.11)	—	(0.14)	(0.02)
Cumulative effect of change in accounting principle	—	(0.14)	—	(0.15)

Net income/(loss)	$0.15	$(0.01)	$1.85	$0.70

Diluted income/(loss)
Income/(loss) from continuing operations	$0.25	$0.13	$1.78	$0.82
Income/(loss) from discontinued/held-for-sale operations	(0.10)	—	(0.12)	(0.01)
Cumulative effect of change in accounting principle	—	(0.14)	—	(0.13)

Net income/(loss)	$0.15	$(0.01)	$1.66	$0.68

Cash dividends	$0.10	$0.10	$0.30	$0.30

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	September 30,	December 31,
	2004	2003
ASSETS	(unaudited)
Automotive
Cash and cash equivalents	$6,713	$5,423
Marketable securities	10,320	10,749
Loaned securities	2,332	5,667

Total cash, marketable and loaned securities	19,365	21,839
Receivables, net	3,340	2,698
Inventories	10,981	9,151
Deferred income taxes	3,802	3,225
Other current assets	8,146	6,829

Total current assets	45,634	43,742
Equity in net assets of affiliated companies	1,856	1,930
Net property	41,287	41,919
Deferred income taxes	11,190	12,090
Goodwill and other intangible assets	6,064	6,053
Assets of discontinued/held-for-sale operations	114	410
Other assets	15,639	14,497

Total Automotive assets	121,784	120,641

Financial Services
Cash and cash equivalents	10,703	16,343
Investments in securities	1,262	1,123
Finance receivables, net	112,011	110,893
Net investment in operating leases	31,785	31,859
Retained interest in sold receivables	9,473	13,017
Goodwill and other intangible assets	950	1,008
Assets of discontinued/held-for-sale operations	—	388
Other assets	12,478	17,292
Receivable from Automotive	2,246	3,356

Total Financial Services assets	180,908	195,279

Total assets	$302,692	$315,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$16,751	$15,279
Other payables	3,349	2,940
Accrued liabilities	34,568	32,144
Debt payable within one year	1,004	1,806
Current payable to Financial Services	216	124

Total current liabilities	55,888	52,293

Senior debt	12,562	13,832
Subordinated debt	5,155	5,155

Total long-term debt	17,717	18,987
Other liabilities	41,405	45,085
Deferred income taxes	3,045	2,352
Liabilities of discontinued/held-for-sale operations	69	152
Payable to Financial Services	2,030	3,232

Total Automotive liabilities	120,154	122,101
Financial Services
Payables	2,299	2,189
Debt	145,986	159,011
Deferred income taxes	11,062	11,061
Other liabilities and deferred income	8,309	9,211
Liabilities of discontinued/held-for-sale operations	—	37

Total Financial Services liabilities	167,656	181,509

Minority interests	813	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,357	5,374
Accumulated other comprehensive income/(loss)	(794)	(414)
Treasury stock	(1,768)	(1,749)
Earnings retained for use in business	11,255	8,421

Total stockholders’ equity	14,069	11,651

Total liabilities and stockholders’ equity	$302,692	$315,920

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Cash and cash equivalents	$17,416	$21,766
Marketable securities	11,582	11,872
Loaned securities	2,332	5,667
Receivables, net	3,340	2,698
Finance receivables, net	112,011	110,893
Net investment in operating leases	31,785	31,859
Retained interest in sold receivables	9,473	13,017
Inventories	10,981	9,151
Equity in net assets of affiliated companies	2,812	2,959
Net property	42,904	43,524
Deferred income taxes	3,182	7,389
Goodwill and other intangible assets	7,014	7,061
Assets of discontinued/held-for-sale operations	114	798
Other assets	33,732	35,940

Total assets	$288,678	$304,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$22,399	$20,408
Accrued liabilities	31,849	29,564
Debt	164,707	179,804
Other liabilities and deferred income	49,714	53,880
Deferred income taxes	5,058	8,439
Liabilities of discontinued/held-for-sale operations	69	189

Total liabilities	273,796	292,284

Minority interests	813	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,357	5,374
Accumulated other comprehensive income/(loss)	(794)	(414)
Treasury stock	(1,768)	(1,749)
Earnings retained for use in business	11,255	8,421

Total stockholders’ equity	14,069	11,651

Total liabilities and stockholders’ equity	$288,678	$304,594

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2004 and 2003
(in millions)

	Nine Months 2004		Nine Months 2003
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$5,423	$16,343	$5,159	$7,064

Cash flows from operating activities before securities trading	1,371	12,622	4,855	13,254
Net sales/(purchases) of trading securities	3,911	59	1,516	(166)

Net cash flows from operating activities	5,282	12,681	6,371	13,088

Cash flows from investing activities
Capital expenditures	(4,603)	(299)	(5,558)	(271)
Acquisitions of receivables and lease investments	—	(47,338)	—	(42,239)
Collections of receivables and lease investments	—	37,035	—	33,921
Net acquisitions of daily rental vehicles	—	(2,739)	—	(1,487)
Purchases of securities	(6,811)	(786)	(7,356)	(490)
Sales and maturities of securities	6,635	650	4,136	589
Proceeds from sales of receivables and lease investments	—	9,265	—	15,781
Proceeds from sale of businesses	125	412	77	1,625
Repayment of debt from discontinued operations	—	—	—	—
Net investing activity with Financial Services	3,277	—	2,975	—
Cash paid for acquisitions	(30)	—	—	—
Cash recognized on consolidation of joint ventures	—	—	256	—
Other	10	100	696	20

Net cash (used in)/provided by investing activities	(1,397)	(3,700)	(4,774)	7,449

Cash flows from financing activities
Cash dividends	(549)	—	(549)	—
Net sales/(purchases) of Common Stock	(127)	—	(43)	—
Changes in short-term debt	(279)	8,979	(173)	3,405
Proceeds from issuance of other debt	406	12,138	883	16,338
Principal payments on other debt	(2,112)	(32,378)	(689)	(23,173)
Net financing activity with Automotive	—	(3,277)	—	(2,975)
Other	(17)	6	(6)	9

Net cash (used in)/provided by financing activities	(2,678)	(14,532)	(577)	(6,396)

Effect of exchange rate changes on cash	(9)	3	188	286
Net transactions with Automotive/Financial Services	92	(92)	425	(425)

Net increase/(decrease) in cash and cash equivalents	1,290	(5,640)	1,633	14,002

Cash and cash equivalents at September 30	$6,713	$10,703	$6,792	$21,066

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended September 30, 2004 and 2003
(in millions)

	Nine Months
	2004	2003
	(unaudited)
Cash and cash equivalents at January 1	$21,766	$12,223

Cash flows from operating activities before securities trading	13,993	18,109
Net sales/(purchases) of trading securities	3,970	1,350

Net cash flows from operating activities	17,963	19,459

Cash flows from investing activities
Capital expenditures	(4,902)	(5,829)
Acquisitions of receivables and lease investments	(47,338)	(42,239)
Collections of receivables and lease investments	37,035	33,921
Net acquisitions of daily rental vehicles	(2,739)	(1,487)
Purchases of securities	(7,597)	(7,846)
Sales and maturities of securities	7,285	4,725
Proceeds from sales of receivables and lease investments	9,265	15,781
Proceeds from sale of businesses	537	1,702
Repayment of debt from discontinued operations	—	—
Cash paid for acquisitions	(30)	—
Cash recognized on consolidation of joint ventures	—	256
Other	110	716

Net cash (used in)/provided by investing activities	(8,374)	(300)

Cash flows from financing activities
Cash dividends	(549)	(549)
Net sales/(purchases) of Common Stock	(127)	(43)
Changes in short-term debt	8,700	3,232
Proceeds from issuance of other debt	12,544	17,221
Principal payments on other debt	(34,490)	(23,862)
Other	(11)	3

Net cash (used in)/provided by financing activities	(13,933)	(3,998)

Effect of exchange rate changes on cash	(6)	474

Net increase/(decrease) in cash and cash equivalents	(4,350)	15,635

Cash and cash equivalents at September 30	$17,416	$27,858

Exhibit 99.8

THIRD QUARTER 2004 EARNINGS REVIEW OCTOBER 19, 2004

TOTAL COMPANY THIRD QUARTER 2004 SUMMARY Earnings per share of $0.28 from continuing operations, excluding special items, and net income of $0.15 per share In North America, despite market challenges, unit revenue continues to improve Strong year-over-year improvement at Ford Europe Disappointing results at P.A.G. but improved compared with Second Quarter South America and Asia Pacific profitable Strong performance continues at Ford Credit Continued strong liquidity Slide 1

Earnings Per Share Net Income $ 0.15 $0.16 $ 1.66 $ 0.98 Continuing Ops. -- Excl. Special Items 0.28 0.13 1.86 1.02 After-Tax Profits (Mils.) Net Income $ 266 $ 291 $3,383 $2,095 Continuing Ops. -- Excl. Special Items 537 259 3,791 2,171 Memo: Tax Rate 28.8% 1.0 Pts. 26.6% 3.4 Pts. Pre-Tax Profits (Mils.) Incl. Special Items $ 752 $ 325 $5,171 $2,663 Excl. Special Items 816 333 5,387 2,823 Revenue (Bils.) Total Sales and Revenue $ 39.0 $ 2.3 $126.4 $ 8.4 Automotive Sales 32.8 2.6 108.3 9.8 Vehicle Unit Sales (000) 1,508 85 5,046 195 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $ 23.4 $ (3.5) $ 23.4 $ (3.5) Net of Senior Debt 9.8 (2.0) 9.8 (2.0) Operating-Related Cash Flow*** (2.9) 0.5 (0.5) 0.9 TOTAL COMPANY THIRD QUARTER AND FIRST NINE MONTHS RESULTS 2004 B / (W) 2003 Third Quarter * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 17 for calculation and Appendix (page 13) for reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see Slide 17 for calculation and Appendix (pages 13 and 14) for reconciliation to GAAP 2004 B / (W) 2003 First Nine Months Slide 2

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME After-Tax Profits (Mils.) Third Quarter 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix (page 1) for calculation ** See Appendix (page 2) for complete reconciliation of EPS due to Discontinued Operations Income from Continuing Operations Excluding Special Items $ 816 $ 537 $ 0.28 $ 1.86 Special Items - European Restructuring $ 0 $ 0 $ 0 $(0.02) - Fuel Cell Technology Restructuring (41) (41) (0.02) (0.06) - Jaguar Restructuring (23) (16) (0.01) (0.01) - Disposition of Non-Core Business 0 0 0 0.01 Income from Continuing Operations $ 752 $ 480 $ 0.25 $ 1.78 Discontinued Operations (Primarily Formula One Racing) (214) (0.10) (0.12) Net Income $ 266 $ 0.15 $ 1.66 Pre-Tax Profits (Mils.) Memo: First Nine Months Earnings Per Share** Slide 3

TOTAL COMPANY THIRD QUARTER 2004 PROFITS BY SECTOR * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP Memo: B / (W) 2003 $333 $(61) $394 Total Auto Fin Svcs 816 -609 1425 Financial Services Automotive $(609) $1,425 Pre-Tax Profits (Mils.)* $816 Total Slide 4

AUTOMOTIVE SECTOR 2004 THIRD QUARTER PRE-TAX PROFITS COMPARED WITH 2003 THIRD QUARTER * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP Pre-Tax Profits (Bils.)* 2003 2004 Volume Pricing Cost Exchange Other -0.5 -0.6 0.1 0 0.1 -0.2 -0.1 $0 $0.1 Net Pricing Cost Performance $0.2 Volume / Mix 2004 $(0.6) 2003 $(0.5) $(0.3) Exchange $(0.1) Net Interest / Other $(0.1) Slide 5

AUTOMOTIVE SECTOR FIRST NINE MONTHS COST PERFORMANCE Quality Mfg. Eng Overhead Net Product D&A Pension -0.1 0.9 0.4 0.2 -0.6 0 2004 Costs B / (W) 2003 (Bils.)* Net Product Costs Quality Related Pension / Healthcare Deprec. / Amort. Mfg. / Engrg. Overhead * At constant volume, mix, and exchange; excluding special items Total $0.8 Bils. $(0.1) $0.4 $0.2 $0 $(0.6) $0.9 Memo: Third Qtr. $0 $0.5 $0 $0 $(0.3) $0 Slide 6

AUTOMOTIVE SECTOR THIRD QUARTER 2004 PROFITS / (LOSS) BY SEGMENT Memo: B / (W) 2003 $(61) $(288) $220 $40 $(33) * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP WW Americas Eur / PAG AP Mazda Other 2Q -609 -422 -204 48 -31 Worldwide Other Automotive Americas $(609) $(31) $(422) Pre-Tax Profits / (Loss) -- (Mils.)* $(204) Europe / P.A.G. $48 Asia Pacific & Africa / Mazda Slide 7

AUTOMOTIVE SECTOR -- NORTH AMERICA THIRD QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 Revenue 17.9 18.1 2004 2003 $18.1 $17.9 Revenue (Bils.) 2003 2004 Vehicle Unit Sales 782.2 780 2004 2003 780 782 Vehicle Unit Sales (000) 2003 2004 PBT -108 -481 $(108) 2004 2003 Pre-Tax Profits (Mils.)* Memo: U.S. Market Share 18.6% 17.3% * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP $(481) Slide 8

YTD 02 YTD 03 YTD 04 Net Rev 20726 21801 22834 2002 First Nine Months Per Unit Revenue* 2003 2004 * Excluding FIN46 ** See Appendix (page 7) for reconciliation to Automotive Sales $21,639 $20,915 3Q02 3Q03 3Q04 Net Rev 21322 22274 22697 2002 2003 2004 $22,274 $21,322 Third Quarter Per Unit Revenue* $22,697 $22,390 Memo: Incl. FIN46 $21,322 $22,853 $23,229 $20,915 $21,801 $22,834 Net Pricing 0%** Net Pricing 0.9% $423 AUTOMOTIVE SECTOR -- NORTH AMERICA PER UNIT REVENUE $751 Slide 9

Auction Values of High Volume Daily Rental Vehicles First Nine Months Ford and Lincoln-Mercury Registrations vs. Year Ago (Pct. Pts.) AUTOMOTIVE SECTOR -- NORTH AMERICA SHARE AND RESIDUAL VALUES Total Rental Other Retail East -1.3 -4.2 -1.4 -1.1 (1.3) Pts. (4.2) Pts. (1.4) Pts. (1.1) Pts. Share of Industry Share of Segment Total Rental Other Fleet Retail Memo: Retail Car (0.8) Truck (0.3) Total (1.1) Segment Sales of Industry O / (U) Year Ago (000) - Ford (123) (21) 10 (112) - Other 398 215 47 136 Total 275 194 57 24 Percentage 2% 14% 7% 0 % Source: NADA AuctionNet (Manufacturer Sales); Vehicles one-year in service sold in Jan - Aug 2003 and Jan - Aug 2004; No adjustments for equipment, mileage, or condition. Source: Polk Registration Data Ford Focus $ 554 Taurus 94 Mustang 14 Explorer 1,249 Windstar (55) Lincoln Town Car $2,130 Vehicle B/(W) Prior Model Year Slide 10

AUTOMOTIVE SECTOR -- SOUTH AMERICA THIRD QUARTER KEY METRICS -- 2004 vs. 2003 2002 2003 0.5 0.6 2004 2003 $0.8 $0.5 Revenue (Bils.) 2002 2003 Vehicle Unit Sales 55 67 2004 2003 76 55 Vehicle Unit Sales (000) 2002 2003 PBT -26 59 $(26) 2004 2003 Pre-Tax Profits (Mils.) $59 Memo: Brazil Mkt. Share 12.1% 11.4% Slide 11

AUTOMOTIVE SECTOR -- EUROPE THIRD QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 2nd Qtr East 4.6 5.9 2004 2003 $5.9 $4.6 Revenue (Bils.) 2002 2003 326 372 2004 2003 372 326 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -400 -33 $(400) 2004 2003 Pre-Tax Profit (Mils.)* $(33) * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP Memo: Market Share 8.6% 8.8% Slide 12

AUTOMOTIVE SECTOR -- P.A.G. THIRD QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 1st Qtr East 5.6 6.1 2004 2003 $6.1 $5.6 Revenue (Bils.) 2002 2003 164 169 2004 2003 169 164 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -22 -171 $(24) 2004 2003 Pre-Tax Profits (Mils.)* $(171) Memo: U.S. Mkt. Share 1.3% 1.2 % Eur. Mkt. Share 2.0% 2.2% * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP Slide 13

Special Items (Jaguar) Halewood / Browns Lane -- Efficiencies $ - $ (23) $ - $ (23) Salaried Restructuring - - (75) (75) 2004 Special Items $ - $ (23) $(75) $ (98) Discontinued Operations Formula One (28) (312) TBD (340) 2004 Actions $(28) $(335) $(75) $(438) 2005 Special Items (Jaguar) Vehicle Assembly Shutdown at Browns Lane (75) Total $(513) First Half AUTOMOTIVE SECTOR -- P.A.G. P.A.G. RESTRUCTURING ACTIONS Third Quarter Fourth Quarter Full Year Pre-Tax Profit Effect (Mils.) Projected Slide 14

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA / MAZDA THIRD QUARTER 2004 PROFITS / (LOSS) Memo: B / (W) 2003 $40 $32 $8 Pre-Tax Profits (Mils.) Asia Pacific and Africa / Mazda Asia Pacific and Africa Mazda and Assoc. Operations AP and A/M AP & Af Mazda & 2Q 48 35 13 $48 $13 $35 Slide 15

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA THIRD QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 Revenue 1.6 1.9 2004 2003 $1.9 $1.6 Revenue (Bils.) 2002 2003 Vehicle Unit Sales 96 111 2004 2003 111 96 Vehicle Unit Sales (000) 2002 2003 PBT 3 25 2004 2003 Pre-Tax Profits (Mils.) 1st Qtr 2nd Qtr East 3 35 $35 $3 Memo: Australia Mkt. Share 14.7% 15.1% Slide 16

AUTOMOTIVE SECTOR 2004 THIRD QUARTER CASH* Third Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets September 30, 2004 $23.4 $23.4 June 30, 2004 / December 31, 2003 26.8 25.9 Change in Gross Cash $ (3.4) $(2.5) Operating-Related Cash Flow Automotive Pre-Tax Profits** $ (0.6) $1.3 Capital Spending (2.0) (4.6) Depreciation and Amortization 1.6 4.8 Changes in Receivables, Inventory, and Trade Payables 0.1 (1.0) Other -- Primarily Expense and Payment Timing Differences (2.0) (1.0) Total Auto. Op.-Related Cash Flow (Excl. Contrib. and Tax Refunds) $ (2.9) $ (0.5) Pension and Long-Term VEBA Contributions (1.5) (3.0) Tax Refunds 0 0 Total Automotive Operating-Related Cash Flow $ (4.4) $ (3.5) Other Cash Flow Capital Transactions w / Financial Services Sector 1.5 3.4 Divestitures 0 0.4 Dividend to Shareholders (0.2) (0.5) All Other -- Primarily Net Reduction in Automotive Debt (0.3) (2.3) Total Change in Gross Cash $ (3.4) $ (2.5) * See Appendix (pages 13 and 14 ) for reconciliation to GAAP ** Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP First Nine Months (Bils.) Slide 17

FINANCIAL SERVICES SECTOR THIRD QUARTER 2004 PROFITS / (LOSS) Memo: B / (W) 2003 $394 $359 $63 $(28) Total Credit Hertz Other 1425 1167 249 9 Pre-Tax Profits / (Loss) by Segment (Mils.) $1,425 Total Hertz Ford Credit Other Financial Services $1,167 $249 $9 Slide 18

2003 2004 Volume Margin Credit Loss Lease Other East 808 1167 -87 4 182 180 80 2003 2004 $808 $1,167 Pre-Tax Profits (Mils.) Volume Credit Loss Perform. Other $(87) $4 $180 $359 $80 Lease Residual Perform. $182 Other Financing Margin FINANCIAL SERVICES SECTOR 2004 THIRD QUARTER FORD CREDIT PRE-TAX PROFITS COMPARED WITH 2003 THIRD QUARTER Memo: Net Income (Mils.) $504 $734 ROE 15.8% 24.8% Slide 19

AUTOMOTIVE SECTOR 2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS Planning Assumptions Industry Volume (SAAR) -- U.S. 17.0 million units 17.2 17.2 -- Europe 16.9 million units 17.3 17.3 Operational Metrics Quality Improve in all regions On track On track Market Share Flat or improve in all regions Mixed Mixed Automotive Cost Performance* Full Year outlook at $0.5 billion $0.8 billion $1 billion Capital Spending $7 billion $4.6 billion Lower Operating-Related Cash Flow** $1.2 billion positive $(0.5) billion At risk * At constant volume, mix, and exchange; excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see Slide 17 for calculation and Appendix (pages 13 and 14 ) for reconciliation to GAAP Full Year Outlook Base 2004 Milestone First Nine Months Slide 20

AUTOMOTIVE SECTOR 2004 PRODUCTION OUTLOOK 1st Quarter Actual 1,008 (24) 437 22 203 26 2nd Quarter Actual 950 (58) 473 72 196 14 3rd Quarter Actual 747 (39) 369 38 150 5 4th Quarter Forecast 830 (70) 400 (42) 170 (29) Total 3,535 (191) 1,679 90 719 16 Units (000) B / (W) 2003 (000) North America Europe P.A.G. Units (000) B / (W) 2003 (000) Units (000) B / (W) 2003 (000) Slide 21

TOTAL COMPANY 2004 FINANCIAL OUTLOOK Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 On track South America (0.1) - 0 Better Europe / P.A.G. Europe (0.2) - (0.1) Better P.A.G. 0.5 - 0.6 Worse Asia Pacific and Africa / Mazda 0 - 0.1 Better Total Automotive $ 0.9 - $1.1 On track Financial Services 2.6 - 2.7 Better Total Company $ 3.5 - $3.8 Better FULL YEAR EARNINGS PER SHARE GUIDANCE: $2.00 - $2.05 * Excluding special items; see Appendix (page 3) for amounts and description of special items Milestone* (Bils.) Full Year Outlook Slide 22

JANUARY 2005 INVESTMENT COMMUNITY EVENTS Splinter Group Meetings at Detroit Auto Show January 12 - 14 Product Review on Auto Show stand Fourth Quarter 2004 Earnings January 20th 2005 Business Review and Milestone Presentation January 25th Morning meeting in New York City Slide 23

SAFE HARBOR Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry vehicle sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo- political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials; Work stoppages at Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: Slide 24

APPENDIX

TOTAL COMPANY CALCULATION OF DILUTED EARNINGS PER SHARE Net Income (Mils.) Numerator After-Tax Profits $ 266 $ 537 Impact on Income from assumed conversion of convertible preferred securities 50 50 Income for diluted EPS $ 316 $ 587 Denominator Average shares outstanding 1,829 1,829 Net issuable / (returnable) shares, primarily stock options 15 15 Convertible preferred securities 282 282 Average shares for diluted EPS 2,126 2,126 Diluted EPS $ 0.15 $0.28 Appendix 1 of 14 Cont. Ops. -- Excl. Special Items (Mils.) Third Quarter 2004

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME After-Tax Profits (Mils.) First Nine Months 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix (page 1) for calculation Income from Continuing Operations Excluding Special Items $ 5,387 $3,791 $ 1.86 Special Items - European Restructuring $ (49) $ (32) $(0.02) - Fuel Cell Technology Restructuring (161) (119) (0.06) - Jaguar Restructuring (23) (16) (0.01) - Disposition of Non-Core Business 17 11 0.01 Income from Continuing Operations $5,171 $3,635 $ 1.78 Discontinued Operations - Formula One Racing (245) (0.11) - Disposition of Other Non-Core Business (7) (0.01) Net Income $3,383 $ 1.66 Pre-Tax Profits (Mils.) Appendix 2 of 14

TOTAL COMPANY 2004 FOURTH QUARTER AND FULL YEAR GUIDANCE -- SPECIAL ITEMS AND DISCONTINUED OPERATIONS Special Items European Restructuring $ - $ - $ (49) $ (32) $(0.02) Fuel Cell Tech. Restruct. (69) (0.03) (230) (188) (0.09) Jaguar Restructuring (75) (0.03) (98) (64) (0.03) Disposition of Non-Core Business - - 17 11 0.01 Total Special Items $(144) $(0.06) $(360) $(273) $(0.13) Discontinued Operations Formula One Racing $ - $(245) $(0.11) Other - (7) (0.01) Effect of Special Items and Discontinued Operations $(0.06) $(525) $(0.25) Pre-Tax Profits (Mils.) Pre-Tax Profits (Mils.) Earnings Per Share 4th Quarter After-Tax Profits (Mils.) Full Year Earnings Per Share Appendix 3 of 14

TOTAL COMPANY 2003 - 2004 THIRD QUARTER PRE-TAX RESULTS* North America $ (108) $ (522) $ -- $(41) $ (108) $ (481) South America (26) 59 -- -- (26) 59 Total Americas $ (134) $ (463) $ -- $(41) $ (134) $ (422) Europe $ (456) $ (33) $(56) $ -- $ (400) $ (33) P.A.G. (24) (194) -- (23) (24) (171) Total Europe / P.A.G. $ (480) $ (227) $(56) $(23) $ (424) $ (204) Asia Pacific and Africa $ 3 $ 35 $ -- $ -- $ 3 $ 35 Mazda & Assoc. Operations 5 13 -- -- 5 13 Total AP and Africa / Mazda $ 8 $ 48 $ -- $ -- $ 8 $ 48 Other Automotive 2 (31) -- -- 2 (31) Total Automotive $ (604) $ (673) $(56) $(64) $ (548) $ (609) Financial Services 1,031 1,425 -- -- 1,031 1,425 Total Company $ 427 $ 752 $(56) $(64) $ 483 $ 816 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) Appendix 4 of 14

AUTOMOTIVE SECTOR THIRD QUARTER AUTOMOTIVE SUMMARY Appendix 5 of 14 * Excluding special items; see Slide 3 and Appendix (page 4) for reconciliation to GAAP North America 782 780 $17,876 $18,121 $(108) $(481) South America 55 76 489 784 (26) 59 Total Americas 837 856 $18,365 $18,905 $(134) $(422) Europe 326 372 $4,628 $ 5,916 $(400) $ (33) P.A.G. 164 169 5,630 6,096 (24) (171) Total Europe / P.A.G. 490 541 $10,258 $12,012 $(424) $(204) Asia Pacific and Africa 96 111 $ 1,620 $1,881 $ 3 $ 35 Mazda and Assoc. Operations -- -- -- -- 5 13 Total AP and Africa / Mazda 96 111 $1,620 $1,881 $ 8 $ 48 Other Automotive -- -- -- -- 2 (31) Total Automotive 1,423 1,508 $30,243 $32,798 $(548) $(609) 2003 (000) 2004 (000) Vehicle Unit Sales Revenue Pre-Tax Profits* 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.)

AUTOMOTIVE SECTOR 2004 THIRD QUARTER MARKET RESULTS U.S. Industry SAAR (Mils.) 17.7 (0.3) Market Share (Pct.) - Ford and Lincoln Mercury 17.3% (1.3) Pts. - Premier Automotive Group 1.2 (0.1) Total U.S. Market Share 18.5% (1.4) Pts. Net Pricing (Pct.)* 0.0 % n/a Europe Industry SAAR (Mils.) 17.2 (0.2) Market Share (Pct.) - Ford 8.8% 0.2 Pts. - Premier Automotive Group 2.2 0.2 Total Europe Market Share 11.0% 0.4 Pts. Net Pricing (Pct.)* 1.5 % n/a Other Regions Ford Brand Market Share (Pct.) - Brazil 11.4% (0.7) Pts. - Australia 15.1 0.4 Pts. * Excludes P.A.G. brand vehicles; calculated at constant volume and exchange Amount B / (W) 2003 Appendix 6 of 14

AUTOMOTIVE SECTOR RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Automotive Sales 2004 $18,121 $23,229 $5,916 $15,925 2003 17,876 22,853 4,628 14,179 2004 B / (W) Than 2003 $ 245 $ 376 $1,288 $ 1,746 Explanation of Change (Pct.) Mix, Exchange, Other 1.6% 10.8 % Net Pricing 0.0 1.5 Total 1.6% 12.3% * Includes effect of FIN46 North America* (Mils.) (Per Unit) Third Quarter Europe* (Per Unit) (Mils.) Appendix 7 of 14

AUTOMOTIVE SECTOR COSTS AND EXPENSES Total Cost and Expenses $30,895 $33,514 $(2,619) Select Cost Items Included Above: Depreciation $ 719 $ 922 $ (203) Amortization 580 698 (118) Post-Retirement Expense 819 764 55 2003 (Mils.) 2004 (Mils.) 2004 B / (W) 2003 (Mils.) Third Quarter Appendix 8 of 14

FORD CREDIT RESULTS AND METRICS -- THIRD QUARTER Receivables (Bils.) On-Balance Sheet $132 $132 Securitized Off-Balance Sheet 49 39 Managed $181 $171 Charge-Offs (Mils.) On-Balance Sheet $466 $349 Managed 668 458 Loss-to-Receivables Ratio On-Balance Sheet 1.52% 1.13 % Managed - U.S. Retail and Lease 1.86 1.38 - Worldwide Total 1.45 1.07 Allow. for Credit Losses Worldwide Amount (Bils.) $3.2 $2.6 Pct. Of EOP Receivables 2.44% 1.95 % Leverage (To 1)** Financial Statement 12.0 11.8 Managed 12.7 13.2 Dividend (Bils.) $1.0 $1.5 2003 2004 Key Metrics Net Income (Mils.) $504 $734 ROE 15.8% 24.8% 2003 2004 East 808 1167 4Q 594 839 Pre-Tax Profits (Mils.) 3rd Qtr. 2003 3rd Qtr. 2004 $808 $1,167 Third Quarter * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.40% in 2003 and 1.07% in 2004 ** See Appendix (pages 10 and 12) for calculation, definitions and reconciliation * Appendix 9 of 14 Explanation of Improvement Credit Loss Performance $182 Lease Residual Performance 180 Volume (87) Other Financing Margin 4 Other 80 Total Improvement $359

FORD MOTOR CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Motor Credit's financial performance on a GAAP financial statement basis, Ford Motor Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables -- receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Motor Credit sold in whole- loan sale transactions (i.e., receivables for which Ford Motor Credit has no continuing exposure or risk of loss) Charge-offs on managed receivables -- charge-offs associated with receivables reported on Ford Motor Credit's balance sheet plus charge-offs associated with receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Motor Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Motor Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Motor Credit or the claims of Ford Motor Credit's creditors. Debt reported on Ford Motor Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Motor Credit. Appendix 10 of 14

FORD MOTOR CREDIT RATIO DEFINITIONS In addition to evaluating Ford Motor Credit's financial performance on a GAAP financial statement basis, Ford Motor Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Charge-offs = + Charge-offs on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio Appendix 11 of 14

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt* $149.6 $135.3 Total Securitized Receivables Outstanding** 48.8 38.7 Retained Interest in Securitized Receivables (10.2) (9.5) Adjustments for Cash and Cash Equivalents (20.3) (10.1) Adjustments for SFAS 133 (5.4) (3.6) Adjusted Debt $162.5 $150.8 Total Stockholder's Equity (incl. minority interest) $ 12.5 $ 11.4 Adjustments for SFAS 133 0.3 - Adjusted Equity $ 12.8 $ 11.4 Managed Leverage to 1*** 12.7 13.2 Financial Statement Leverage = Total Debt / Equity 12.0 11.8 * Includes $9.2 billion and $10.9 billion in 2003 and 2004 respectively of debt issued by securitization SPEs which is payable solely out of collections on the receivables sold to the SPEs and is not the legal obligation of Ford Credit. ** Off-balance sheet only *** Adjusted Debt / Adjusted Equity Sept. 30, 2003 (Bils.) Sept. 30, 2004 (Bils.) Leverage Calculation Appendix 12 of 14

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP Appendix 13 of 14 Cash and Cash Equivalents $ 5.4 $ 6.7 $ 1.3 $ 6.8 Marketable Securities 10.8 10.3 (0.5) 12.2 Loaned Securities 5.7 2.3 (3.4) 7.0 Total Cash / Market. Sec. $21.9 $19.3 $(2.6) $26.0 Short-Term VEBA 4.0 4.1 0.1 0.9 Gross Cash $25.9 $23.4 $(2.5) $26.9 Sept. 30, 2004 B / (W) Dec. 31 2003 (Bils.) Sept. 30 2004 (Bils.) Dec. 31 2003 (Bils.) Memo: Sept. 30 2003 (Bils.)

Appendix 14 of 14 AUTOMOTIVE SECTOR OPERATING-RELATED CASH FLOW RECONCILIATION TO GAAP Cash Flow from Operating Activities before Securities Trading $(2.2) $ 1.4 * Items Included in Operating-Related Cash Flow Capital Expenditures $(2.0) $(4.6) Net Transactions Between Automotive and Financial Services Sectors (0.4) 0.1 ** Other 0.2 (0.4) Total Reconciling Items $(2.2) $(4.9) Automotive Operating-Related Cash Flow $(4.4) $(3.5) * As shown in our sector statement of cash flow for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flow 3rd Qtr. (Bils.) 2004 First Nine Months (Bils.)

Exhibit 99.9

THIRD QUARTER 2004 FIXED INCOME PRESENTATION OCTOBER 19, 2004

TOTAL COMPANY THIRD QUARTER AND FIRST NINE MONTHS RESULTS * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Appendix for reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see Appendix for reconciliation to GAAP Earnings Per Share Net Income $ 0.15 $0.16 $ 1.66 $ 0.98 Continuing Ops. -- Excl. Special Items 0.28 0.13 1.86 1.02 After-Tax Profits (Mils.) Net Income $ 266 $ 291 $3,383 $2,095 Continuing Ops. -- Excl. Special Items 537 259 3,791 2,171 Memo: Tax Rate 28.8% 1.0 Pts. 26.6% 3.4 Pts. Pre-Tax Profits (Mils.) Incl. Special Items $ 752 $ 325 $5,171 $2,663 Excl. Special Items 816 333 5,387 2,823 Revenue (Bils.) Total Sales and Revenue $ 39.0 $ 2.3 $126.4 $ 8.4 Automotive Sales 32.8 2.6 108.3 9.8 Vehicle Unit Sales (000) 1,508 85 5,046 195 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $ 23.4 $ (3.5) $ 23.4 $ (3.5) Net of Senior Debt 9.8 (2.0) 9.8 (2.0) Operating-Related Cash Flow*** (2.9) 0.5 (0.5) 0.9 2004 B / (W) 2003 Third Quarter 2004 B / (W) 2003 First Nine Months Slide 1

AUTOMOTIVE SECTOR 2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS * At constant volume, mix, and exchange; excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see Appendix for reconciliation to GAAP Planning Assumptions Industry Volume (SAAR) -- U.S. 17.0 million units 17.2 17.2 -- Europe 16.9 million units 17.3 17.3 Operational Metrics Quality Improve in all regions On track On track Market Share Flat or improve in all regions Mixed Mixed Automotive Cost Performance* Full Year outlook at $0.5 billion $0.8 billion $1 billion Capital Spending $7 billion $4.6 billion Lower Operating-Related Cash Flow** $1.2 billion positive $(0.5) billion At risk Full Year Outlook Base 2004 Milestone First Nine Months Slide 2

Milestone* (Bils.) Full Year Outlook TOTAL COMPANY 2004 FINANCIAL OUTLOOK Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 On track South America (0.1) - 0 Better Europe / P.A.G. Europe (0.2) - (0.1) Better P.A.G. 0.5 - 0.6 Worse Asia Pacific and Africa / Mazda 0 - 0.1 Better Total Automotive $ 0.9 - $1.1 On track Financial Services 2.6 - 2.7 Better Total Company $ 3.5 - $3.8 Better FULL YEAR EARNINGS PER SHARE GUIDANCE: $2.00 - $2.05 * Excluding special items; see Appendix for amounts and description of special items Slide 3

FORD CREDIT RESULTS AND METRICS -- THIRD QUARTER Receivables (Bils.) On-Balance Sheet $132 $132 Securitized Off-Balance Sheet 49 39 Managed $181 $171 Charge-Offs (Mils.) On-Balance Sheet $466 $349 Managed 668 458 Loss-to-Receivables Ratio On-Balance Sheet 1.52% 1.13 % Managed - U.S. Retail and Lease 1.86 1.38 - Worldwide Total 1.45 1.07 Allow. for Credit Losses Worldwide Amount (Bils.) $3.2 $2.6 Pct. Of EOP Receivables 2.44% 1.95 % Leverage (To 1)** Financial Statement 12.0 11.8 Managed 12.7 13.2 Dividend (Bils.) $1.0 $1.5 2003 2004 Key Metrics Net Income (Mils.) $504 $734 ROE 15.8% 24.8% 2003 2004 East 808 1167 4Q 594 839 Pre-Tax Profits (Mils.) 3rd Qtr. 2003 3rd Qtr. 2004 $808 $1,167 Third Quarter * Includes charge-offs on reacquired receivables; excluding the charge-offs on reacquired receivables, the ratios would be 1.40% in 2003 and 1.07% in 2004 ** See Appendix for calculation, definitions and reconciliation * Explanation of Improvement Credit Loss Performance $182 Lease Residual Performance 180 Volume (87) Other Financing Margin 4 Other 80 Total Improvement $359 Slide 4

Q3 Q4 Q104 Q204 Q304 Worldwide Managed 0.0145 0.0185 0.011 0.0102 0.0107 Worldwide Owned 0.0152 0.0204 0.0111 0.0107 0.0113 Managed Reserves as Pct. Of EOP Receivables Q3 Q4 Q104 Q204 Q304 Ford Credit U.S. Managed LTR 0.0186 0.0215 0.0151 0.0116 0.0138 Ford Credit U.S. Owned 0.0191 0.0218 0.0149 0.0121 0.0147 Managed Reserves as Pct. Of EOP Receivables CREDIT LOSS METRICS Managed Q3 Q4 Q104 Q204 Q304 Owned 466 634 335 332 349 Securitized 202 202 158 114 109 Worldwide Managed Charge-Offs (Mils.) On-Balance Sheet Securitized Off-Balance Sheet $668 $446 Q3 Q4 Q1 Q2 2004 Q3 Q3 Q4 Q1 Q2 2004 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio On-Balance Sheet* Managed Worldwide Loss-to-Receivables Ratio On-Balance Sheet* Q3 2003 2003 $836 * Includes charge-offs on reacquired receivables; see Appendix for ratios excluding charge-offs on reacquired receivables **Acceleration of charge-offs on non-U.S. delinquent accounts to 120 days Q3 Q4 Q1 Q2 Q3 $493 $458 2004 2003 $349 $106** Slide 5

Q3 Q4 Q104 Q204 Q304 Worldwide Owned 51 53 46 37 42 Q3 Q4 Q104 Q204 Q304 Worldwide Owned 3.44 3.68 3.24 2.72 3.09 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE* Q3 Q4 1Q04 2Q04 3Q04 NON-BANKRUPT 0.0038 0.0027 0.0021 0.0015 0.0019 Over-60-Day Delinquencies Repossessions (000) Q3 Q4 Q104 Q204 Q304 Worldwide Owned 7200 7300 6750 6450 6450 Q3 Q4 Q1 Q2 Loss Severity Q3 Q2 Q3 Q4 Q1 2004 Q3 3.68% 3.44% 3.24% 2.72% 3.09% Memo: New Bankruptcy Filings (000) 27 23 23 23 20 * On a serviced basis Q3 Q4 Q1 Q2 Q3 2003 Repo. Ratio 2004 2003 2004 2003 Slide 6

Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q2 2004 RR 24-Month 0.72 0.68 0.65 0.58 0.63 RR 36-Month 0.69 0.66 0.66 0.59 0.58 LEASE RESIDUAL PERFORMANCE Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 AV 24-Month 14400 14080 14540 14740 14620 AV 36-Month 11890 11760 12510 12690 12290 Ford Credit U.S. Auction Values (At Q3 2004 Mix) Ford Credit U.S. Lease Return Rates 36-Month 24-Month Q2 Q3 Q3 Q4 Q1 36-Month 24-Month Memo: WW Net Investment in Operating Leases (in billions) $24.5 $23.2 $22.0 $21.6 $21.4 Q2 Q3 Q3 Q4 Q1 2004 2003 2004 2003 Slide 7

PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook/ Trend Short- Term Dominion Bond Rating BBB (high) Stable R-1 (low) Service Fitch Ratings BBB+ Stable F2 Moody's Investors Service Ford Motor Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB- Stable A-3 Slide 8

FORD CREDIT FUNDING STRUCTURE 2001 2002 2003 2004 Equity 13 14 12.7 11 11.5 Term Debt/Other 132 129 134 121 114 Securitization 34 36 30 22 23 ABS CP 12 17 15 18 20 Commercial Paper 16 8 6 9 8.5 Overborrow -3 -7 -16 -10 -9 Equity Unsecured Commercial Paper Asset-Backed Commercial Paper $197 $171 $22 $129 $121 $14 $11 Year End 2002 Year End 2003 Forecast YE 2004 $17 $36 Funding of Managed Receivables (Billions) Securitized Funding as Percentage of Managed Receivables 27% 25% 24% 24 - 26% September 30, 2004 $15 $30 $134 $13 Term Asset-Backed Securities Term Debt and Other $16 Cash and Cash Equivalents $10 $8 $6 $7 $18 $182 ~ $170 $22 - 24 $112 - 116 $11 $8 - 10 $10+ $19 - 21 $9 Slide 9

FORD CREDIT PUBLIC TERM FUNDING PLAN 2003 Actual (Bils.) First Nine Months (Bils.) Transaction Type 2005 Preliminary (Bils.) Full Year (Bils.) 2004 Memo: Prior Forecast $13 - 19 * Reflects new bonds issued; excludes asset sales to commercial paper conduits, whole-loan sales, and other structured financings Debt Institutional $15 $ 3 $ 3 - 5 Retail 4 4 4 - 5 Total Debt $19 $ 7 $ 7 - 10 $ 10 - 15 Securitization* 11 6 6 - 8 10 - 15 Total $30 $13 $ 13 - 18 $ 20 - 30 Slide 10

Unsecured CP Bank Lines FCAR Motown Conduits Total Back-up liquidity 8.5 0.7 10.9 7 27.1 Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 13.5 0.7 17.5 0.4 9 10.1 51.2 FORD CREDIT LIQUIDITY PROGRAMS Liquidity Global Other Bank FCAR Motown Unused Cash & Cash Total Lines Lines Lines Lines Conduits Equivalents Utilization of Liquidity Unsecured Bank FCAR Motown Total CP Lines Notes Liquidity exceeds utilization by $24.1 billion Motown Notes can be increased by an additional $1.5 billion with existing credit lines Billions at September 30, 2004 Billions at September 30, 2004 Committed Credit Facilities (Projected 2004 year end = $32.1 Billion) * * Includes $6.9 billion of Ford bank lines that Ford Credit and/or FCE can use at Ford's option ** Supported by a bank liquidity facility equal to at least 100% or 5% of the principal amount of FCAR and Motown Notes respectively ** ** Slide 10

Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Assets 52 63 83 110 134 Liabilities 21 36 48 68 112 LIQUIDITY PROFILE OF FORD CREDIT'S BALANCE SHEET Cumulative Maturities* - As of September 30, 2004 (Billions) * U.S., Europe, and Canada only Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Interest Earning Assets (excluding On-Balance Sheet Securitized) and Cash at Face Value Interest Bearing Debt (excluding On-Balance Sheet Securitization Debt) at Face Value Slide 12

THIRD QUARTER 2004 SUMMARY Ford Earnings per share of $0.28 from continuing operations, excluding special items, and net income of $0.15 per share Continued strong automotive liquidity Ford Credit Strong earnings Continued favorable credit loss performance Expect year-end managed receivables to be about $170 billion Managed leverage at 13.2 to 1, at low end of target 13-14 to 1 range Strong liquidity, with ample access to unsecured and asset-backed funding sources Slide 13

Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry vehicle sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo- political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials; Work stoppages at Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: SAFE HARBOR Slide 14

APPENDIX

TOTAL COMPANY CALCULATION OF DILUTED EARNINGS PER SHARE - Appendix page 1 - Net Income (Mils.) Numerator After-Tax Profits $ 266 $ 537 Impact on Income from assumed conversion of convertible preferred securities 50 50 Income for diluted EPS $ 316 $ 587 Denominator Average shares outstanding 1,829 1,829 Net issuable / (returnable) shares, primarily stock options 15 15 Convertible preferred securities 282 282 Average shares for diluted EPS 2,126 2,126 Diluted EPS $ 0.15 $ 0.28 Cont. Ops. -- Excl. Special Items (Mils.) Third Quarter 2004

- Appendix page 2 - TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix for calculation ** See Appendix for complete reconciliation of EPS due to Discontinued Operations After-Tax Profits (Mils.) Third Quarter 2004 Earnings Per Share* Income from Continuing Operations Excluding Special Items $ 816 $ 537 $ 0.28 $ 1.86 Special Items - European Restructuring $ 0 $ 0 $ 0 $(0.02) - Fuel Cell Technology Restructuring (41) (41) (0.02) (0.06) - Jaguar Restructuring (23) (16) (0.01) (0.01) - Disposition of Non-Core Business 0 0 0 0.01 Income from Continuing Operations $ 752 $ 480 $ 0.25 $ 1.78 Discontinued Operations (Primarily Formula One Racing) (214) (0.10) (0.12) Net Income $ 266 $ 0.15 $ 1.66 Pre-Tax Profits (Mils.) Memo: First Nine Months Earnings Per Share**

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME - Appendix page 3 - * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix for calculation After-Tax Profits (Mils.) First Nine Months 2004 Earnings Per Share* Income from Continuing Operations Excluding Special Items $ 5,387 $3,791 $ 1.86 Special Items - European Restructuring $ (49) $ (32) $(0.02) - Fuel Cell Technology Restructuring (161) (119) (0.06) - Jaguar Restructuring (23) (16) (0.01) - Disposition of Non-Core Business 17 11 0.01 Income from Continuing Operations $5,171 $3,635 $ 1.78 Discontinued Operations - Formula One Racing (245) (0.11) - Disposition of Other Non-Core Business (7) (0.01) Net Income $3,383 $ 1.66 Pre-Tax Profits (Mils.)

TOTAL COMPANY 2003 - 2004 THIRD QUARTER PRE-TAX RESULTS* - Appendix page 4 - North America $ (108) $ (522) $ -- $(41) $ (108) $ (481) South America (26) 59 -- -- (26) 59 Total Americas $ (134) $ (463) $ -- $(41) $ (134) $ (422) Europe $ (456) $ (33) $(56) $ -- $ (400) $ (33) P.A.G. (24) (194) -- (23) (24) (171) Total Europe / P.A.G. $ (480) $ (227) $(56) $(23) $ (424) $ (204) Asia Pacific and Africa $ 3 $ 35 $ -- $ -- $ 3 $ 35 Mazda & Assoc. Operations 5 13 -- -- 5 13 Total AP and Africa / Mazda $ 8 $ 48 $ -- $ -- $ 8 $ 48 Other Automotive 2 (31) -- -- 2 (31) Total Automotive $ (604) $ (673) $(56) $(64) $ (548) $ (609) Financial Services 1,031 1,425 -- -- 1,031 1,425 Total Company $ 427 $ 752 $(56) $(64) $ 483 $ 816 * From continuing operations 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.)

AUTOMOTIVE SECTOR 2004 THIRD QUARTER CASH* - Appendix page 5 - * See Appendix for reconciliation to GAAP ** Excluding special items, see Appendix for reconciliation to GAAP Third Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets September 30, 2004 $23.4 $23.4 June 30, 2004 / December 31, 2003 26.8 25.9 Change in Gross Cash $ (3.4) $(2.5) Operating-Related Cash Flow Automotive Pre-Tax Profits** $ (0.6) $1.3 Capital Spending (2.0) (4.6) Depreciation and Amortization 1.6 4.8 Changes in Receivables, Inventory, and Trade Payables 0.1 (1.0) Other -- Primarily Expense and Payment Timing Differences (2.0) (1.0) Total Auto. Op.-Related Cash Flow (Excl. Contrib. and Tax Refunds) $ (2.9) $ (0.5) Pension and Long-Term VEBA Contributions (1.5) (3.0) Tax Refunds 0 0 Total Automotive Operating-Related Cash Flow $ (4.4) $ (3.5) Other Cash Flow Capital Transactions w / Financial Services Sector 1.5 3.4 Divestitures 0 0.4 Dividend to Shareholders (0.2) (0.5) All Other -- Primarily Net Reduction in Automotive Debt (0.3) (2.3) Total Change in Gross Cash $ (3.4) $ (2.5) First Nine Months (Bils.)

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP - Appendix page 6 - Cash and Cash Equivalents $ 5.4 $ 6.7 $ 1.3 $ 6.8 Marketable Securities 10.8 10.3 (0.5) 12.2 Loaned Securities 5.7 2.3 (3.4) 7.0 Total Cash / Market. Sec. $21.9 $19.3 $(2.6) $26.0 Short-Term VEBA 4.0 4.1 0.1 0.9 Gross Cash $25.9 $23.4 $(2.5) $26.9 Sept. 30, 2004 B / (W) Dec. 31 2003 (Bils.) Sept. 30 2004 (Bils.) Dec. 31 2003 (Bils.) Memo: Sept. 30 2003 (Bils.)

AUTOMOTIVE SECTOR OPERATING-RELATED CASH FLOW RECONCILIATION TO GAAP - Appendix page 7 - * As shown in our sector statement of cash flow for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flow Cash Flow from Operating Activities before Securities Trading $(2.2) $ 1.4 * Items Included in Operating-Related Cash Flow Capital Expenditures $(2.0) $(4.6) Net Transactions Between Automotive and Financial Services Sectors (0.4) 0.1 ** Other 0.2 (0.4) Total Reconciling Items $(2.2) $(4.9) Automotive Operating-Related Cash Flow $(4.4) $(3.5) 3rd Qtr. (Bils.) 2004 First Nine Months (Bils.)

FORD MOTOR CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Motor Credit's financial performance on a GAAP financial statement basis, Ford Motor Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables -- receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Motor Credit sold in whole- loan sale transactions (i.e., receivables for which Ford Motor Credit has no continuing exposure or risk of loss) Charge-offs on Managed Receivables -- charge-offs associated with receivables reported on Ford Motor Credit's balance sheet plus charge-offs associated with receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Motor Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Motor Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Motor Credit or the claims of Ford Motor Credit's creditors. Debt reported on Ford Motor Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Motor Credit. - Appendix page 8 -

FORD MOTOR CREDIT RATIO DEFINITIONS In addition to evaluating Ford Motor Credit's financial performance on a GAAP financial statement basis, Ford Motor Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Charge-offs = + Charge-offs on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio - Appendix page 9 -

FORD CREDIT PRE-TAX INCOME EFFECT OF RECEIVABLES SALES ACTIVITY 2004 (Mils.) Third Quarter 2003 (Mils.) Investment and Other Income Related to Off-Balance Sheet Securitizations Earnings Impact if Reported on Balance Sheet - Appendix page 10 - Net Gain on Sales of Receivables $ 45 $ 20 Servicing Fees 152 99 Interest Income from Retained Securities 138 162 Excess Spread and Other 241 225 Investment and Other Income Related to Sales of Receivables $ 576 $ 506 Less: Whole-loan Income (35) (15) Income Related to Off-Balance Sheet Securitizations $ 541 $ 491 Retail Revenue $ 749 $ 524 Wholesale Revenue 243 266 Total Financing Revenue $ 992 $ 790 Borrowing Cost (326) (201) Net Financing Margin $ 666 $ 589 Credit Losses (165) (91) Income Before Income Taxes $ 501 $ 498 Recalendarization Impact of Off-Balance Sheet Securitizations $ 40 $ (7)

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt* $149.6 $135.3 Total Securitized Receivables Outstanding** 48.8 38.7 Retained Interest in Securitized Receivables (10.2) (9.5) Adjustments for Cash and Cash Equivalents (20.3) (10.1) Adjustments for SFAS 133 (5.4) (3.6) Adjusted Debt $162.5 $150.8 Total Stockholder's Equity (incl. minority interest) $12.5 $11.4 Adjustments for SFAS 133 0.3 - Adjusted Equity $12.8 $11.4 Managed Leverage to 1*** 12.7 13.2 Financial Statement Leverage = Total Debt / Equity 12.0 11.8 * Includes $9.2 billion and $10.9 billion in 2003 and 2004 respectively of debt issued by securitization SPEs which is payable solely out of collections on the receivables sold to the SPEs and is not the legal obligation of Ford Credit ** Off-balance sheet only *** Adjusted Debt / Adjusted Equity Sept. 30, 2003 (Bils.) Sept. 30, 2004 (Bils.) Leverage Calculation - Appendix page 11 -

Worldwide Loss-to-receivable Ratio Managed 1.45 1.85 1.10 1.02 1.07 On-Balance Sheet* 1.52 2.04 1.11 1.07 1.13 On-Balance Sheet Excl. Charge-offs on Reacquired Receivables 1.40 1.93 1.03 1.03 1.07 Ford Credit U.S. Retail and Lease Loss-to-receivable Ratio Managed 1.86 2.15 1.51 1.16 1.38 On-Balance Sheet* 1.91 2.18 1.49 1.21 1.47 On-Balance Sheet Excl. Charge-offs on Reacquired Receivables 1.69 1.98 1.34 1.13 1.36 FORD CREDIT LOSS-TO-RECEIVABLE RATIO, EXCLUDING CHARGE-OFFS ON REACQUIRED RECEIVABLES Q3 (%) Q4 (%) 2003 2004 Q1 (%) Q2 (%) Q3 (%) - Appendix page 12 - * Includes charge-offs on reacquired receivables